EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-59161, No. 33-62897, No. 333-59009, No. 333-121638 and No. 333-122316), the Registration Statement on Form S-4 (No. 333-122317) and in the Registration Statements on Form S-8 (No. 33-59783, No. 333-06977, No. 333-06989, No. 333-78429, No. 333-62382 and No. 333-88476) of Ryerson Inc. of our report dated March 30, 2006 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

March 9, 2007